                                                                    EXHIBIT 4.12



                                     AVIRON

                         COMMON STOCK PURCHASE AGREEMENT

                                DECEMBER 30, 1999

                                TABLE OF CONTENTS

                                                                                          PAGE
Section 1. Purchase and Sale of Common Stock.................................................1

Section 2. Closing Date; Delivery............................................................1

2.1     Closing Date.........................................................................1

2.2     Delivery.............................................................................1

Section 3. Representations, Warranties and Covenants of Purchaser............................1

3.1     Authorization........................................................................1

3.2     Investment Experience................................................................1

3.3     Investment Intent....................................................................2

3.4     Registration or Exemption Requirements...............................................2

3.5     Restriction on Short Sales...........................................................2

Section 4. Representations, Warranties and Covenants of Company..............................2

4.1     Organization, Good Standing and Qualification........................................2

4.2     Authorization and Rights.............................................................3

4.3     Listing of Shares....................................................................3

4.4     Maintaining Listing of Shares........................................................3

4.5     Publicity............................................................................3

4.6     Filings..............................................................................3

Section 5. Registration Rights...............................................................3

5.1     Registration Requirements............................................................3

5.2     Indemnification and Contribution.....................................................5

Section 6. Restrictions on Transferability of Shares: Compliance with Securities Act.........8

6.1     Restrictions on Transferability......................................................8

6.2     Restrictive Legend...................................................................8

6.3     Transfer of Shares after Registration................................................9

6.4     Purchaser Information................................................................9

Section 7. Miscellaneous.....................................................................9

7.1     Waivers and Amendments...............................................................9

7.2     Governing Law........................................................................9

7.3     Survival.............................................................................9

7.4     Successors and Assigns...............................................................9

7.5     Entire Agreement.....................................................................9





7.6     Notices, etc.........................................................................9

7.7     Severability of this Agreement......................................................11

7.8     Counterparts........................................................................11

7.9     Further Assurances..................................................................11

7.10    Expenses............................................................................11

                                     AVIRON

                         COMMON STOCK PURCHASE AGREEMENT

        This COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made as of December 30, 1999 (the "Effective Date"), by and between AVIRON, a Delaware corporation (the "Company") and AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation (the "Purchaser").

SECTION 1. PURCHASE AND SALE OF COMMON STOCK

        Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company 121,212 shares of the Company's Common Stock, $0.001 par value (the "Shares"), for a purchase price of $16.50 per share.

SECTION 2. CLOSING DATE; DELIVERY

        2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, 94306 at 10:00 a.m. on March 6, 2000 or at such other time and place upon which the Company and Purchaser shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

        2.2 DELIVERY.

               (a) At the Closing, the Company will deliver to Purchaser a certificate, registered in Purchaser's name, representing the number of shares of Common Stock to be purchased by Purchaser. Such delivery shall be against payment of the purchase price therefor by wire transfer to the Company's bank account.

               (b) At the Closing, the Company will deliver to Purchaser an Officer's Certificate certifying the price per share paid by the Purchaser and number of shares purchased by Purchaser. The Company will also attach to the Officer's Certificate a true and correct copy of that certain Stock Purchase Agreement by and between the Company and Ridgeway Investment Limited dated November 16, 1999.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

        Purchaser hereby represents and warrants to the Company, effective as of the Closing Date, as follows:

        3.1 AUTHORIZATION. Purchaser represents and warrants to the Company that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

        3.2 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

        3.3 INVESTMENT INTENT. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Certificates/Questionnaire attached hereto as Exhibits A-1 and A-2 for use in connection with the sale of Shares and in preparation of the Registration Statement (as defined below), will deliver the such Certificates/Questionnaires to the Company on or prior to the Closing Date, and the responses provided therein shall be true and correct as of the Closing Date.

        3.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Shares must be held for investment purposes, and they may not be resold or otherwise transferred except in a transaction registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act ("Rule 144") and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.

        3.5 RESTRICTION ON SHORT SALES. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.

SECTION 4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY

        4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered on behalf of the Company by a duly authorized officer. This Agreement constitutes, or shall constitute when executed and delivered by such authorized officer, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        4.2 AUTHORIZATION AND RIGHTS. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

        4.3 LISTING OF SHARES. The Company will take all action necessary on its part to list the Shares of Common Stock for trading on the NASDAQ system or any relevant market of system, if applicable.

        4.4 MAINTAINING LISTING OF SHares. The Company will continue to take all action necessary to continue the listing of trading of its Common Stock on the NASDAQ National Market or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, listing (including, without limitation, the listing of the Shares purchased by the Purchaser) or other obligations under the rules of the NASDAQ National Market or any relevant market or system.

        4.5 PUBLICITY. Except as required by law or applicable legal process, the Company may not issue a press release or otherwise make a public statement or announcement with respect to the transactions contemplated hereby without the prior written consent of Purchaser.

        4.6 FILINGS. The Company will deliver and make available at the Purchaser's request all filings filed with the Securities Exchange Commission made after the execution hereof (collectively, the "Commission Filings"). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, each of the Commission Filings complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder and other federal, state, and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Filings referred to above contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations, or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

SECTION 5. REGISTRATION RIGHTS

        5.1 REGISTRATION REQUIREMENTS

               (a) Except as provided in paragraph (d) below, the Company shall use its best efforts to prepare and file a registration statement on Form S-3 with the SEC under the Securities Act within 180 days from the date of this Agreement to register the resale of the Shares by Purchaser (the "Registration Statement") and to use its best efforts to cause the Registration Statement to be declared effective as soon as practicable. In the event that at any time the filing of such Registration Statement is undertaken or is required to be undertaken the Company fails to qualify for use of Form S-3 (or other available form for similar type securities registration) for purposes of registering for resale the Shares, the Company shall cause a registration statement on Form S-1 (or other available form for similar type securities registration) to be filed as soon as practicable thereunder. The Purchaser agrees to furnish promptly to the Company in writing all information reasonably required by the Company to file such Registration Statement.

               (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Purchaser shall pay all Selling Expenses (as defined below). "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and independent public accountants for the Company, blue sky fees, transfer agent fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Shares.

               (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) keep such registration effective until the earliest of (A) the second anniversary of the Closing Date, (B) such date as all of the Shares have been resold or (C) such time as all of the Shares held by Purchaser can be sold without restriction pursuant to Rule 144 under the Securities Act; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Purchaser from time to time may reasonably request in order to facilitate the public sale or other disposition of all or any of the Shares held by Purchaser;
(iv) cause all Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares; (vi) otherwise use its best efforts promptly to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of the Company and otherwise use its best efforts promptly to obtain, if applicable, and maintain requisite blue sky clearance in
(A) all jurisdictions in which any of the Shares are originally sold and (B) all other states specified in writing by Purchaser, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. The Company shall use its best efforts to qualify for use of Form S-3 or other similar form then available under the Securities Act to register the resale of the Shares and to maintain such qualification during the periods described in paragraph (i).

               (d) The Company may delay the filing of the Registration Statement for up to forty-five (45) days by giving written notice to Purchaser if the Board of Directors of the Company shall have determined in good faith that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company.

               (e) Following the effectiveness of the Registration Statement, the Company may, at any time, but not more than once in any six-month period, suspend the effectiveness of such registration statement for up to 30 days, as appropriate (a "Suspension Period"), by giving notice to Purchaser, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company. The Company agrees to use commercially reasonable efforts to minimize the length of any such suspension. The duration of any Suspension Period shall be added to the period of time that the Company agrees to keep the Registration Statement effective. Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, Purchaser shall forthwith discontinue disposition of shares covered by such Registration Statement or prospectus until Purchaser (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

               (f) The Company will, as expeditiously as possible, notify Purchaser (i) of the effective date of the Registration Statement and the date when any post-effective amendment the Registration Statement becomes effective;
(ii) of any stop order or notification from Securities and Exchange Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement; and (iii) of the end of any suspension hereunder.

               (g) With a view to making available to Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act and maintain registration of its Common Stock under Section 12 of the Exchange Act; and (iii) furnish to Purchaser upon request, as long as Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

        5.2 INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company agrees to indemnify Purchaser and hold Purchaser harmless from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Purchaser may become subject (under the Securities Act, Exchange Act, state securities laws or otherwise) insofar as such losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereof) arise out of, or are based upon, (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, on the effective date thereof or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any failure by the Company (or its agents) to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, loss, damage, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement (or omission) made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser specifically for use in preparation of the Registration Statement, (ii) the failure of Purchaser to comply with the covenants and agreements contained in Section 3.1 or 6.3 hereof, or (iii) any untrue statement (or omission) in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Purchaser by the Company prior to the pertinent sale or sales by Purchaser. The Company will reimburse Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

               (b) Purchaser agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser specifically for use in preparation of the Registration Statement, provided, however, that Purchaser shall not be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by Purchaser and delivered to the Company before the sale from which such loss occurred, (ii) the failure of Purchaser to comply with the covenants and agreements contained in Section 3.1 or 6.3 hereof, or (iii) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by Purchaser, provided, further, however, that the liability of Purchaser hereunder shall be limited to the proceeds received by Purchaser from the sale of the Shares covered by such Registration Statement; and provided, further, however, that the obligations of Purchaser hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action settlement is effected without the consent of Purchaser. Purchaser will reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim up to the limits set forth herein notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to Purchaser, upon request, reasonable assurances of their ability to effect any refund, when and if due.

               (c) Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume and undertake the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume and undertake the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

               (d) If the indemnification provided for in this Section 5.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Purchaser shall not be required to contribute any amount in excess of the amount by which the amount received by Purchaser (net of Selling Expenses) from the sale of the Shares to which such loss relates exceeds the amount of any damages which Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The obligations of the Company and Purchaser under this
Section 5.2 shall be in addition to any liability which the Company and Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or Purchaser within the meaning of the Securities Act.

SECTION 6. RESTRICTIONS ON TRANSFERABILITY OF SHARES: COMPLIANCE WITH SECURITIES
           ACT

        6.1 RESTRICTIONS ON TRANSFERABILITY. The Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

        6.2 RESTRICTIVE LEGEND. Each certificate representing Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

        ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE COMMON STOCK PURCHASE AGREEMENT DATED DECEMBER 30, 1999 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 5.1 AND 6.3 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

        Upon the request of Purchaser, the Company shall remove the foregoing legend from the certificates evidencing the Shares and issue to Purchaser new certificates free of any transfer legend if with such request, and at the request of the Company, the Company shall have received an opinion of counsel reasonably satisfactory to the Company, to the effect that any transfers by Purchaser of such Shares may be made to the public without compliance with either Section 5 of the Securities Act or Rule 144 thereunder and applicable state securities laws.

        6.3 TRANSFER OF SHARES AFTER REGISTRATION. Purchaser hereby covenants with the Company not to make any sale of the Shares except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, (ii) in a private sale transaction permitted under the Securities Act, or (iii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule
144. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as Exhibit B.

        6.4 PURCHASER INFORMATION. Purchaser covenants that it will promptly notify the Company in writing of any changes in the information set forth in the Registration Statement regarding Purchaser.

SECTION 7. MISCELLANEOUS

        7.1 WAIVERS AND AMENDMENTS. The terms of this Agreement may be waived or amended with the written consent of the Company and Purchaser.

        7.2 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without any regard to conflicts of laws principles.

        7.3 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or Purchaser and the Closing. With respect to any registration made pursuant to this Agreement, the covenants and agreements set forth in section 4.1 shall continue in effect until all obligations hereunder with respect thereto are fulfilled, and provided that the indemnification and contribution obligations as set forth in Section 4.2 shall survive for the period of the statute of limitations with respect thereto.

        7.4 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, Purchaser shall not assign this Agreement without the prior written consent of the Company, which shall not be unreasonably withheld or delayed.

        7.5 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

        7.6 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or Purchaser, as the case may be, at their respective addresses set forth below:

If to the Company:

                      Aviron
                      297 North Bernardo Avenue
                      Mountain View, CA  94043
                      Attn:         C. Boyd Clarke
                                    President and Chief Executive Officer
                      Telephone:    (650) 919-6500
                      Facsimile:    (650) 919-6610

With a copy to:

                      Cooley Godward LLP
                      Five Palo Alto Square
                      3000 El Camino Real
                      Palo Alto, CA  94306-2155
                      Attn:         Robert J. Brigham, Esq.
                      Telephone:    (650)    843-5000
                      Facsimile:    (650)    857-0663

If to Purchaser:

                      American Home Products Corporation
                      5 Giralda Farms
                      Madison, New Jersey 07940
                      Attn:  Chief Financial Officer
                      Telephone:    (973) 660-5000
                      Facsimile:    (973) 660-7156

With copies to:
                      American Home Products Corporation
                      5 Giralda Farms
                      Madison, New Jersey 07940
                      Attn:  Senior Vice President and General Counsel
                      Telephone:    (973) 660-5000
                      Facsimile:    (973) 660-7156


        All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party's counsel as set forth above.

        7.7 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        7.9 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        7.10 EXPENSES. Except as set forth herein, the Company and the Purchaser each agree to bear their own cost of fees and expenses in connection with the transactions contemplated herein.

        The foregoing agreement is hereby executed as of the date first above written.


AVIRON                                      AMERICAN HOME PRODUCTS
                                            CORPORATION


By: /s/ FRED KURLAND                        By: /s/ GERALD A. JIBILIAN
   ---------------------------------           ---------------------------------
    Fred Kurland
    Chief Financial Officer                 Name:   Gerald A. Jibilian
                                                 -------------------------------

                                            Title:  Vice President
                                                  ------------------------------

                                    EXHIBIT A

                         INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Common Stock Purchase Agreement)

A.      Complete the following items in the Common Stock Purchase Agreement:

        1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

        2. Exhibit A-1 - Stock Certificate Questionnaire: Provide the information requested by the Stock Certificate Questionnaire;

        3. Exhibit A-2 - Registration Statement Questionnaire: Provide the information requested by the Registration Statement Questionnaire.

        4. Return the signed Purchase Agreement including the properly completed Exhibit A to:

                      Cooley Godward LLP
                      Five Palo Alto Square
                      3000 El Camino Real
                      Palo Alto, CA  94306
                      Attn:  Robert J. Brigham, Esq.
                      Fax:   (650) 857-0663

B. Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to Purchaser by the Company at a later date.

C. Upon the resale of the Shares by Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, Purchaser:

                      (i) must deliver a current prospectus, and annual and
               quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

                      (ii) must send a letter in the form of Exhibit B to the
               Company so that the Shares may be properly transferred.

                                   EXHIBIT A-1

                                     AVIRON

                         STOCK CERTIFICATE QUESTIONNAIRE

        Please provide us with the following information:

1.      The exact name that the Shares are to be
        registered in (this is  the name that will
        appear on the stock certificate(s)).  You
        may use a nominee name if appropriate:
                                                       American Home Products Corporation

2.      The relationship between the Purchaser of
        the Shares and the Registered Holder
        listed in response to item 1 above:
                                                       -----------------------------------

3.      The mailing address of the Registered
        Holder listed in response to item 1 above:
                                                       5 Giralda Farms
                                                       Madison, New Jersey 07940


4.      The Tax Identification Number of the
        Registered Holder listed in response to
        item 1
        above:                                         13-2526821

                                   EXHIBIT A-2

                                     AVIRON

                      REGISTRATION STATEMENT QUESTIONNAIRE


        In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

        1. Please state your organization's name exactly as it should appear in the Registration Statement:

        American Home Products Corporation

        2. Have you or your organization had any position, office or other material relationship within the past three years with the Company?

                   X         Yes                        No
                 -----                      -----

        If yes, please indicate the nature of any such relationships below:

        See documents relating to transactions by and between American Home Products Corporation, its divisions and affiliates with Aviron.


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                                    EXHIBIT B

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

To:     Aviron
        297 N. Bernardo Avenue
        Mountain View, CA  94043

        The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that American Home Products Corporation was the Purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about either (check the applicable box): (i) in accordance with the registration statement, file number in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in a private sale transaction permitted under the Securities Act, or: (iii) in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.
Print or type:

        Name of Purchaser:
                          ------------------------------------------------------

        Name of Individual
        representing Purchaser:
                               -------------------------------------------------
        Title of Individual
        representing Purchaser:
                               -------------------------------------------------
Signature by:
        Individual representing
        Purchaser:
                  --------------------------------------------------------------